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                                                                    EXHIBIT 3.10

                                    BY-LAWS
                                       OF
                 SEALTRON ACQUISITION CORP. ("the Corporation")
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                                   ARTICLE I
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                                    OFFICES

          Section 1. Registered Office. The registered office of the Corporation
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in the State of Delaware shall be at CORPORATION SERVICE COMPANY, P.O. 591, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address shall be CORPORATION SERVICE COMPANY.

          Section 2. Other Offices. The Corporation may also have offices at
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such other places, both within and without the State of Delaware, as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

                                   ARTICLE II
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                            MEETINGS OF STOCKHOLDERS
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          Section 1. Place and Time of Meetings. The annual meeting of the
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stockholders of the Corporation for the purpose of electing directors and conducting such other business as may come before the meeting shall be held on the fourth Tuesday of October in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at two o'clock P.M., Eastern Daylight Savings Time. Notwithstanding the foregoing, the annual meeting of stockholders of the Corporation may be held at such other time as may be determined by the Board of Directors. Meetings of stockholders may be held within or without the State of Delaware.

                                  ARTICLE III
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                               BOARD OF DIRECTORS
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          Section 1. Number, Election and Term of Office. The number of
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Directors which shall constitute the whole Board of Directors shall be three
(3), or such other number as may from time to time be prescribed by resolution of the Board of Directors. The first Board of Directors shall consist of three Directors. The Directors shall be elected at the annual meeting of the
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stockholders, except as provided in Section 2 of this Article III, and each
Director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

          Section 2. Vacancies. Vacancies and newly created directorships
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resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

                                   ARTICLE IV
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                                    OFFICERS
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          Section 1. Number; Authority; Powers. The officers of the Corporation
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shall be chosen by the Board of Directors and shall consist of a Chief Executive
Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may, from time to time, deem appropriate to appoint. Such officers and assistant officers shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of President and Secretary. The officers and assistant officers of the Corporation shall have the authority, powers and duties normally appurtenant to the respective office; provided, however, that
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additional authority, powers and duties may be prescribed for any office, from time to time, by resolution of the Board of Directors.

                                   ARTICLE V
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               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
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          Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, against

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expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
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presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. The Corporation shall, to the full extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have deed adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

          Section 3. To the extent that a Director or officer of a Corporation has been successful on the merits or otherwise (including dismissals of actions, suits or proceedings with or without prejudice) in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article V.

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          Section 5. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


                                   ARTICLE VI
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                             AMENDMENTS TO BY-LAWS
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          These By-Laws may be amended as provided in the Corporation's
Certificate of Incorporation or by the affirmative vote of the holders of not less than eighty percent (80%) of the issued and outstanding stock of the Corporation entitled to vote generally on the affairs of the Corporation and for the election of Directors.



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